UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of May 3, 2007, the registrant and certain of its subsidiaries entered into Amendment No. 11 (the "Amendment") to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement (the "Loan Agreement") by and among MMA Financial Bond Warehousing, LLC and MMA Financial Warehousing, LLC, as borrowers, the other guarantors party thereto, Bank of America, N.A. as the agent and the banks and financial institutions from time to time party thereto. Among other things, this Amendment extended the term of the Loan Agreement for 364 days to May 1, 2008 with one 29 day extension.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

10.1 Amendment No. 11, dated as of May 3, 2007, to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement by and among MMA Financial Bond Warehousing, LLC and MMA Financial Warehousing, LLC, as borrowers, the other guarantors party thereto, Bank of America, N.A. as the agent and the banks and financial institutions from time to time party thereto.

10.2 Amendment No. 1, dated as of May 3, 2007, to that certain Guaranty Agreement between Municipal Mortgage & Equity, LLC and Bank of America, N.A., as agent for the banks party to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

May 9, 2007	By:	/s/ Anthony Mifsud

Name: Anthony Mifsud
Title: Senior Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 11, dated as of May 3, 2007, to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement by and among MMA Financial Bond Warehousing, LLC and MMA Financial Warehousing, LLC, as borrowers, the other guarantors party thereto, Bank of America, N.A. as the agent and the banks and financial institutions from time to time party thereto.
10.2	Amendment No. 1, dated as of May 3, 2007, to that certain Guaranty Agreement between Municipal Mortgage & Equity, LLC and Bank of America, N.A., as agent for the banks party to that certain Fifth Amended and Restated Revolving Loan and Letter of Credit Agreement.